Exhibit 99.2

ILG’s Proposed Acquisition of Starwood’s Vacation Ownership Business November 9, 2015 Creating a Leading, Integrated Shared Ownership Company SUPPLEMENTAL MATERIALS

2 Cautionary Language Concerning Forward-Looking Statements Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”) and Vistana Signature Experiences, Inc. (“Vistana”), which will immediately follow the proposed spin-off of Vistana from Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of ILG and are subject to significant risks and uncertainties outside of ILG’s control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that ILG stockholders may not approve the issuance of ILG common stock in connection with the proposed merger, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger, including Starwood’s spin-off of Vistana, may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger, (7) the effect of the announcement of the proposed merger on the ability of ILG to retain and hire key personnel and maintain relationships with its key business partners, and on its operating results and businesses generally, (8) adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries, or adverse events or trends in key vacation destinations, (9) adverse changes to, or interruptions in, relationships with third parties unrelated to the announcement, (10) lack of available financing for, or insolvency or consolidation of developers, (11) decreased demand from prospective purchasers of vacation interests, (12) travel related health concerns, (13) ILG’s ability to compete effectively and successfully and to add new products and services, (14) ILG’s ability to successfully manage and integrate acquisitions, (15) the occurrence of a termination event under the master license agreement with Hyatt, (16) ILG’s ability to market vacation ownership interests successfully and efficiently, (17) impairment of ILG’s assets, (18) the restrictive covenants in ILG’s revolving credit facility and indenture; (19) business interruptions in connection with ILG’s technology systems, (20) the ability of managed homeowners associations to collect sufficient maintenance fees, (21) third parties not repaying advances or extensions of credit, (22) fluctuations in currency exchange rates and (23) ILG’s ability to expand successfully in international markets and manage risks specific to international operations. Discussions of additional risks and uncertainties are contained in ILG’s filings with the U.S. Securities and Exchange Commission. ILG is not under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Safe Harbor

3 Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a wholly-owned subsidiary of ILG and Vistana. In connection with the proposed merger, ILG intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF ILG AND STARWOOD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about ILG, Starwood and Vistana, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by ILG will be made available free of charge on ILG’s investor relations website. Copies of documents filed with the SEC by Starwood will be made available free of charge on Starwood’s investor relations website. Participants in Solicitation ILG and its directors and executive officers, and Starwood and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of ILG common stock in respect of ILG’s stock issuance in connection with the proposed merger. Information about the directors and executive officers of ILG is set forth in the proxy statement for ILG’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2015. Information about the directors and executive officers of Starwood is set forth in the proxy statement for Starwood’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Safe Harbor

Stronger financial profile to drive growth Leading diversified vacation ownership company with complementary product offerings Improved financial strength and flexibility Embedded growth opportunities with over $5 billion of future inventory yield Significant cost savings and revenue synergies Enhanced membership and exchange growth opportunities ILG & Vistana: A Powerful Combination 1 Derived from ILG SEC filings 2 Derived from the pro forma data in Vistana’s Form 10 filed September 22, 2015; excludes the revenues related to the residential segment. 3 Equivalent to ILG’s pass-through revenue 4 Sales of vacation ownership products Resort operations and ancillary services Cost reimbursements3 Consumer financing Resort and vacation network management Exchange & Rental Vacation Ownership ILG / $672 million1 LTM Revenues June 30, 2015 Vistana / $923 million2 Diversified & Complementary Businesses Pass-through revenue Industry-Leading Brands

Vistana: Attractive Collection of Assets Includes:



$415M	Unsecuritized vacation ownership notes[1]	• Securitizations of existing and future receivables to fund future developments • Recent branded securitizations have achieved >90% advance rates with interest rates of ~ 2.5%
$240M	Balance sheet value of inventory	• In villa- style resorts with high levels of owner/guest satisfaction
~$200M[2]	5 transferred world-class resorts	• Centered on proven vacation ownership markets • Future development with capital-efficient inventory management with phased construction and pre-construction financing • Provides new distribution points to support revenue growth
~$30M	Additional land held for development[3]	• Hawaii, Florida, Colorado, South Carolina, California, Mexico and St. John, USVI
14	Active sales centers	• Generated $739M of originated sales in peak sales year (2006) • Strategic marketing channels deliver predictable flow of qualified guests • Focus on resort guests with high propensity to tour and purchase vacation ownership products • Six new distribution points expected to be added through 2018







Notes: All amounts as of 9/30/15, in accordance with the basis of presentation used in Vistana's Form 10 filed September 22, 2015.
1 Net of allowances as of 9/30/2015
2 Estimated Fair Value
3 Excludes land to be retained by Starwood

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Vistana: Attractive and Growing Resort Portfolio $1.2B Completed Inventory1 $3.1B In Development & Future Phases2 $1.3B Transferred Properties2 $5.5B Future Inventory Yield Opportunity 6 Completed Inventory yield based on pricing as of year-end 2014 and includes inventory on hand, projected returns due to mortgage receivable defaults in the future as well as projected purchases through 2018 from existing third party agreements and other third party sources. Projections for “In Development and Future Phases” and “Transferred Properties” are based on inventory from build out of current active development projects and future conversion of transferred properties. Projected yield for these categories include 2% annual price growth and excludes future returns pursuant to GAAP accounting methodology. Yield projections are subject to change due to market dynamics, ongoing review of development, and operational performance within mortgage portfolio, sales and marketing and resort business lines

Business has delivered strong performance YTD 2015 Modified Adjusted EBITDA1 for 2015 expected to be approximately $140M -$145M based on 8%-10% originated sales2 growth and ADR/occupancy growth in management and resort operations 2018 Modified Adjusted EBITDA includes $21 million in targeted synergies Vistana Signature Experiences Growth Potential Notes: All financial information (other than targeted synergies) on this slide prepared by Vistana. Financial information presented excludes any impact related to the acquisition method of accounting. Please see appendix for non-GAAP financial measures reconciliation for Modified Adjusted EBITDA. Modified Adjusted EBITDA equals Pro forma Adjusted EBITDA excluding non-cash compensation ($4M for all scenarios) and including targeted synergies in 2018. Pro forma Adjusted EBITDA is in accordance with the basis of presentation used in the Vistana Form 10 filed with September 22, 2015 and excludes the impact of the deferral adjustment associated with percentage of completion accounting guidelines reflecting its net impact on Vistana’s GAAP revenues and expenses and the operations of Starwood’s residential business, and includes the impact of pro forma adjustments related to royalty fees, management fees and credit facility fees. Originated sales represent the total amount of vacation ownership products under purchase agreements signed during the period where a down payment of at least ten percent of the contract price has been received, reduced by actual rescissions and cancellations as well as adjustments for incentives and other administrative fee revenues during the period. 7 2014 Originated Sales $323M Modified Adjusted EBITDA $116M 2015 Originated Sales $350M - $355M Modified Adjusted EBITDA $140M - $145M 2018 Originated Sales $440M - $550M Modified Adjusted EBITDA $185M - $220M

Vistana Signature Experiences – 2018 Potential Growth Scenarios

Annualized originated sales growth scenarios

- 2015 Estimated Growth Case
  - Based on the estimated growth rate between 2014 and 2015
- Higher Growth Case
  - Based on embedded inventory and expected additional distribution points

Existing distribution capacity and infrastructure supports sales growth targets

- Historical peak sales reached $739M in 2006

Complementary growth in other segments based on historical performance

- Resort and Vacation Network Management increasing with growth in owner base, new development and inflation;
  Revenue stream is contract based, predictable and recurring
- Resort Operations and Ancillary Services increasing with unit growth, investment in transferred properties and inflation

Sales Growth Scenarios: Year ended 2018E

(in millions)	2015 Estimated growth case	Higher growth case
2018 Originated Sales[1]	$440	$550
Pro Forma Adjusted EBITDA[2]	$160	$195
Non-cash compensation	4	4
Targeted Synergies	21	21
Modified Adjusted EBITDA Including Synergies[3]	$185	$220

Notes: All financial information (other than targeted synergies) on this slide provided by Vistana and excludes any impact related to the acquisition method of accounting.

[1] Originated sales represent the total amount of vacation ownership products under purchase agreements signed during the period where a down payment of at least ten percent of the contract price has been received, reduced by actual rescissions and cancellations as well as adjustments for incentives and other administrative fee revenues during the period.

[2] Pro forma Adjusted EBITDA is in accordance with the basis of presentation used in the Vistana Form 10 filed September 22, 2015 and excludes the impact of the deferral adjustment associated with percentage of completion accounting guidelines reflecting its net impact on Vistana's GAAP revenues and expenses, the operations of Starwood's residential business and includes the impact of the pro-forma adjustments related to royalty fees, management fees and credit facility fees. Financial information presented excludes any impact related to the acquisition method of accounting as ILG is considered the accounting acquirer of VSE.

[3] Modified Adjusted EBITDA equals Pro forma Adjusted EBITDA excluding non-cash compensation and including targeted synergies.







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Appendix 9

Vistana Signature Experiences – Non-GAAP to GAAP Reconciliations

(in millions)		Year Ended 2015E		Year Ended 2018E	
	Year Ended 2014	Low	High	2015 Estimated growth case	Higher growth case
Income before income taxes	$127	$133	$138	$154	$191
Depreciation and amortization	38	39	39	48	48
Percentage of completion deferral	1	8	8	3	3
Residential	(12)	–	–	–	–
Adjusted EBITDA[1]	**154**	**180**	**185**	**205**	**242**
Royalty Fees	(36)	(37)	(37)	(38)	(40)
Management Fees	(2)	(3)	(3)	(3)	(3)
Expenses for Credit Facilities	(4)	(4)	(4)	(4)	(4)
Pro-Forma Adjusted EBITDA[2]	**112**	**136**	**141**	**160**	**195**
Non-cash compensation	4	4	4	4	4
Targeted synergies	–	–	–	21	21
Modified Adjusted EBITDA[3]	**$116**	**$140**	**$145**	**$185**	**$220**

Note: Financial information (other than targeted synergies) on this slide prepared by Vistana. Financial information presented excludes any impact related to the acquisition method of accounting.

1 Adjusted EBITDA is in accordance with the basis of presentation used in the Vistana Form 10 filed September 22, 2015 and excludes the impact of deferral adjustment associated with percentage of completion accounting guidelines reflecting its net impact on Vistana's GAAP revenues and expenses and the operations of Starwood's residential business.

2 Pro forma Adjusted EBITDA includes the impact of the pro forma adjustments related to royalty fees, management fees and credit facility fees.

3 Modified Adjusted EBITDA equals Pro forma Adjusted EBITDA excluding non-cash compensation expense and includes targeted synergies in 2018.







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Bolstering ILG's Vacation Ownership Portfolio

Vistana's Vacation Ownership Resorts

Resort Name	Location	Experience	Completed Units	Planned Units	Total Units
Sheraton Vistana Resort	Orlando, FL	Theme park	1,566	—	1,566
Sheraton Vistana Villages	Orlando, FL	Theme park	892	734	1,626
Vistana's BeachClub	Jensen Beach, FL	Beach	76	—	76
Sheraton PGA Vacation Resort	Port St. Lucie, FL	Golf	30	—	30
The Westin Nanea Ocean Villas	Maui, HI	Beach	—	390	390
The Westin Ka'anapali Ocean Resort Villas	Maui, HI	Beach	280	—	280
The Westin Ka'anapali Ocean Resort Villas North	Maui, HI	Beach	258	—	258
The Westin Princeville Ocean Resort Villas	Kauai, HI	Beach	173	—	173
The Westin Lagunamar Ocean Resort Villas & Spa	Cancun, MX	Beach	290	—	290
The Westin St. John Resort & Villas	St. John, USVI	Beach	164	88	252
Harborside Resort at Atlantis	Nassau, Bahamas	Beach/Casino	198	—	198
Sheraton Broadway Plantation	Myrtle Beach, SC	Golf/Beach	342	160	502
The Westin Mission Hills Resort Villas	Rancho Mirago, CA	Golf/Desert	158	—	158
The Westin Desert Willow Villas, Palm Desert	Palm Desert, CA	Golf/Desert	134	166	300
The Westin Kierland Villas	Scottsdale, AZ	Golf/Desert	149	—	149
Sheraton Desert Oasis Villas	Scottsdale, AZ	Golf/Desert	150	—	150
Sheraton Mountain Vista	Vail Calley, CO	Ski/Mountain	78	—	78
The Westin Riverfront Mountain Villas	Vail Calley, CO	Ski/Mountain	34	—	34
Lakeside Terrace Villas	Vail Calley, CO	Ski/Mountain	23	—	23
Sheraton Steamboat Resort	Steamboat Springs, CO	Ski/Mountain	21	—	21
		Total	**5,016**	**1,538**	**6,554**





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Resort Name Location Experience Completed Units Planned Units Total Units The Phoenician Residences, The Luxury Collection Residence Club Scottsdale, AZ Golf/Desert 6 — 6 The St. Regis Residence Club, Aspen Aspen, CO Ski/Mountain 25 — 25 The St. Regis Residence Club, New York New York, NY City/Cultural 31 — 31 Total 62 — 62 Bolstering ILG’s Vacation Ownership Portfolio Vistana’s Fractional Residence Properties Resort Name Location Experience Hotel Rooms The Westin Resort & Spa, Cancun Cancun, MX Beach 379 The Westin Resort & Spa, Puerto Vallarta Puerto Vallarta, MX Beach 280 The Westin Resort & Spa, Los Cabos Los Cabos, MX Beach 243 Sheraton Kauai Resort Kauai, HI Beach 394 Sheraton Steamboat Resort Steamboat Springs, CO Ski/Mountain 264 Total 1,560 Vistana’s Transferred Properties 12